Exhibit 99.1   Earnings Release of July 31, 2003

              HENNESSY ADVISORS, INC. REPORTS THIRD QUARTER RESULTS

Novato, CA - July 31, 2003 - Hennessy Advisors, Inc. (OTCBB:HNNA) Chief Executive Officer and President, Neil Hennessy, announced fully diluted earnings per share of $.17 for the three months ended June 30, 2003, up from $.09 in the prior comparable period. Diluted earnings per share for the nine months ended June 30, 2003 were $.42, up from $.18 in the prior comparable period. Earnings increases are primarily attributable to increased mutual fund assets under management. During the three months ended June 30, 2003, total mutual fund assets under management increased $165 million from $498 million to $663 million, an increase of 33%. During the nine months ended June 30, 2003, total mutual fund assets under management of $663 million grew $296 million, up 81% from $367 million as of June 30, 2002.

"With the continuing uncertainty surrounding global politics and economics, I feel fortunate that the mutual funds we manage still performed very well during the quarter. We are hopeful for peace in the middle east and for a worldwide economic rebound in the near future. We anticipate that our investors will be pleased with our earnings and we will continue in our commitment to growing our assets under management for the benefit of our shareholders."


                             Hennessy Advisors, Inc.

                              Financial Highlights

                                Period to Period


                                                  Three Months Ended
For The Quarter                              30-Jun-03           30-Jun-02           $ Change        % Change
-------------------------------------------------------------------------------------------------------------
Total Revenue                               $ 1,218,110          $ 596,580           $ 621,530        104.2%
-------------------------------------------------------------------------------------------------------------
Net Income                                  $   285,082          $ 142,912           $ 142,170         99.5%
-------------------------------------------------------------------------------------------------------------
Earnings per share (diluted)                $      0.17          $    0.09           $    0.08         88.9%
-------------------------------------------------------------------------------------------------------------
Weighted Average number of
shares outstanding                            1,635,142          1,547,131              88,011          5.7%
-------------------------------------------------------------------------------------------------------------




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


                             Hennessy Advisors, Inc.

                              Financial Highlights

                                Period to Period


                                                  Nine Months Ended
Fiscal Year-to-Date                          30-Jun-03          30-Jun-02           $ Change         % Change
-------------------------------------------------------------------------------------------------------------
Total Revenue                              $   3,181,804      $   1,521,704       $   1,660,100        109.1%
-------------------------------------------------------------------------------------------------------------
Net Income                                 $     679,505      $     220,190       $     459,315        208.6%
-------------------------------------------------------------------------------------------------------------
Earnings per share (diluted)               $        0.42      $        0.18       $        0.24        133.3%
-------------------------------------------------------------------------------------------------------------
Weighted Average number of
shares outstanding                             1,633,078          1,216,401             416,677         34.3%
-------------------------------------------------------------------------------------------------------------

At Period Ending Date                        30-Jun-03          30-Jun-02           $ Change         % Change
-------------------------------------------------------------------------------------------------------------
Mutual Fund Assets Under
Management                                 $ 663,243,091      $ 367,009,132       $ 296,233,959         80.7%
-------------------------------------------------------------------------------------------------------------


Hennessy Advisors, Inc., located in Novato, CA, is the advisor to four no-load mutual funds, satisfying a variety of investment objectives and risk tolerance levels. Each of the Hennessy Funds employs a unique and powerful money management approach combining superior, time-tested stock selection formulas with unwavering discipline and consistency. The Company serves clients with integrity, honesty and candor. The Hennessy Funds strategies and performance are fully disclosed.

Forward-Looking Statements
--------------------------

     Statements in this press release regarding Hennessy Advisors, Inc.'s business, which are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These risks, uncertainties and other important factors are described in more detail in the "Risk Factors" section of the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2002, filed December 27, 2002, with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of the Management's Discussion and Analysis and Results of Operations. The following factors affect the actual results of the Company:

        >> Continuing volatility in the equity markets have caused the levels of our assets under management to fluctuate significantly.
        >> Continued weak market conditions may lower our assets under management and reduce our revenues and income.
        >> We face strong competition from numerous and sometimes larger companies.
        >> Changes in the distribution channels on which we depend could reduce our revenues or hinder our growth.
        >> For the next several years, insurance costs are likely to increase materially and we may not be able to obtain the same types or amounts of coverage.
        >> For the next several years, professional service fees are likely to increase due to increased securities industry legislation.



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


        >> International conflicts and the ongoing threat of terrorism may adversely affect the general economy, financial and capital markets and our business.


Supplemental Information
------------------------

Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. For more complete information about the Hennessy Funds, including fees and expenses, call 800-966-4354 to obtain a free prospectus. Read it carefully before you invest or send money. The distributor for the Hennessy Funds is Quasar Distributors, LLC.




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